UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 27, 2017

Date of Report (Date of earliest event reported)

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

11422 Miracle Hills Drive, Suite 300
Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On April 27, 2017, Convergent Media Systems Corporation (the “Borrower”), a wholly-owned subsidiary of Ballantyne Strong, Inc. (the “Company”), entered into a five-year term loan facility for an aggregate amount of $2.0 million (the “Term Loan”) with blueharbor bank (the “Lender”). The Term Loan bears interest at a fixed rate of 4.50% per annum and matures on May 10, 2022. The Term Loan is to be repaid in equal monthly payments of principal and interest calculated based on a 20-year amortization schedule, plus a final balloon payment of approximately $1.67 million at maturity.

On April 27, 2017, the Borrower also entered into a one-year revolving credit facility (the “Line of Credit” and, collectively with the “Term Loan,” the “Credit Facilities”) for an aggregate amount of $1.0 million with the Lender. The Line of Credit bears interest at a variable rate of the Wall Street Journal Prime Rate plus 0.25% per annum and matures on May 10, 2018. The Line of Credit is to be repaid in monthly payments of interest only, with all principal and interest to be payable in full at maturity.

The Company’s Chairman and Chief Executive Officer is also a member of the board of directors of blueharbor bank. The funds managed by Fundamental Global Investors, LLC and its affiliates together beneficially own less than five percent of the stock of blueharbor bank. The Company’s Chairman and Chief Executive Officer is the Chief Executive Officer, Co-Founder and Partner, and another director of the Company is the President, Co-Founder and Partner, of Fundamental Global Investors, LLC.

The Credit Facilities are secured by a lien on the Borrower’s Alpharetta, Georgia facility, and are guaranteed by unlimited guaranties from each of Convergent Corporation, a wholly-owned subsidiary of the Company, and the Company (collectively, the “Guarantors”).

The Credit Facilities contain customary covenants, including as to compliance with laws (including environmental laws), delivery of quarterly and annual financial statements, maintenance of insurance and related reports, restrictions on the use of loan proceeds (with all proceeds to be used for the Borrower’s business operations) and other customary covenants. The Borrower is also required to comply during the term of the Credit Facilities with the following financial covenants, to be measured quarterly:

●	Tangible Net Worth: The Borrower and the Guarantors are required to maintain a ratio of total liabilities to tangible net worth not in excess of 3:1.

●	Minimum Liquidity: The Borrower and the Guarantors are collectively required to maintain minimum liquidity of $2 million.

The Credit Facilities contain customary events of default and remedies for credit facilities of this nature.

The foregoing description of the Credit Facilities does not purport to be complete and is qualified in its entirety by reference to the Term Loan Business Loan Agreement, dated April 27, 2017, by and between the Borrower and the Lender, accompanying Term Loan Promissory Note, the Line of Credit Business Loan Agreement, dated April 27, 2017, by and between the Borrower and the Lender, and accompanying Credit Agreement, filed as Exhibits 10.1 through 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The information required by Item 2.03 is included in Item 1.01 above and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Term Loan Business Loan Agreement, dated April 27, 2017, by and between Convergent Media Systems Corporation, as Borrower, and blueharbor bank, as Lender.

10.2	Term Loan Promissory Note, dated April 27, 2017, by and between Convergent Media Systems Corporation, as Borrower, and blueharbor bank, as Lender.

10.3	Line of Credit Business Loan Agreement, dated April 27, 2017, by and between Convergent Media Systems Corporation, as Borrower, and blueharbor bank, as Lender.

10.4	Credit Agreement, dated April 27, 2017, by and between Convergent Media Systems Corporation, as Borrower, and blueharbor bank, as Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE STRONG, INC.

Date: May 3, 2017	By:	/s/ Lance V. Schulz
Lance V. Schulz
Senior Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Term Loan Business Loan Agreement, dated April 27, 2017, by and between Convergent Media Systems Corporation, as Borrower, and blueharbor bank, as Lender.

10.2	Term Loan Promissory Note, dated April 27, 2017, by and between Convergent Media Systems Corporation, as Borrower, and blueharbor bank, as Lender.

10.3	Line of Credit Business Loan Agreement, dated April 27, 2017, by and between Convergent Media Systems Corporation, as Borrower, and blueharbor bank, as Lender.

10.4	Credit Agreement, dated April 27, 2017, by and between Convergent Media Systems Corporation, as Borrower, and blueharbor bank, as Lender.